AGREEMENT OF PURCHASE AND SALE

                                  By and Among

                          THE PREFERRED COMPANIES, INC.

                THE SHAREHOLDERS OF THE PREFERRED COMPANIES, INC.

                                       and

                           HEALTH FITNESS REHAB, INC.

                         AGREEMENT OF PURCHASE AND SALE

     THIS AGREEMENT made as of the 23rd day of December, 1996, by and among THE PREFERRED COMPANIES INC., an Arizona corporation (the "Company"), E. JAXENE HILLEBERT ("Hillebert"), JAMES E. DAVIS ("Davis"), GARY D. HOOTEN ("Hooten"); Hillebert, Davis and Hooten each, individually, a "Shareholder" and collectively,  the  "Shareholders",  the  holders  of  all  of  the  issued  and outstanding shares of the stock, no par value (the "Common Stock"), of the Company, and HEALTH FITNESS REHAB, INC., a Minnesota corporation (the "Purchaser"), a wholly owned subsidiary of HEALTH FITNESS PHYSICAL THERAPY, INC., a Minnesota corporation (the "Parent").

                              W I T N E S S E T H:

     WHEREAS, the Company is engaged in the business of contracting third party payor contracts, rehabilitation business consulting and claims processing for a nationwide network of rehabilitation providers (such activities being hereinafter referred to as the "Business"); and

     WHEREAS,  the  Shareholders  are the  holders  of an  aggregate  of  Ninety
Thousand (90,000) shares of Common Stock, which shares constitute all of the issued and outstanding shares of capital stock of the Company (all such shares of Common Stock held by the Shareholders being hereinafter referred to as the "Shares"); and

     WHEREAS, the Purchaser desires to acquire from the Shareholders all of the Shares and the Shareholders desire to sell all of the Shares to the Purchaser, on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

                                   SECTION I.

                         PURCHASE AND SALE OF THE SHARES

     A. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, at the Closing (as hereinafter defined), the Shareholders agree to sell, assign and convey to the Purchaser, and the Purchaser agrees to purchase, acquire and accept from the Shareholders, all of the Shares.

     B. Purchase Price. The purchase price (the "Purchase Price") for the Shares is Six Hundred Thousand Dollars (600,000), and the contingent payments, if earned (the "Earn-Out Payments"), provided for in Section I.C hereof. The Purchaser shall pay the Purchase Price payable at the Closing by delivery to each of the Shareholders of:

               1. A certified or official bank check payable to the order of each Shareholder in the amount of One Hundred Thousand Dollars ($100,000); and

               2. A Convertible Subordinated Promissory Note of the Parent in the principal amount of One Hundred Thousand Dollars ($100,000) payable to the order of each Shareholder in the form of Exhibit A attached hereto (collectively, the "Notes").

     C. Earn-Out Payments. Subject to the conditions set forth in Exhibit B attached hereto and in Section I.D hereof, within ninety (90) days after November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000 and November 30, 2001, respectively, the Purchaser shall deliver to the Shareholders the Earn-Out Payments, if any, payable with respect to the applicable twelve
(12) month period preceding such payment date. Each of the Earn-Out Payments, if earned, shall be made by delivery to the Shareholders of:

               1. A certified or official bank check; and

               2. Shares of Parent's Common Stock,

in each case, in such amounts of cash and such number of shares as are determined by the formula set forth in Exhibit B. Subject to the adjustments provided for in Section I.F hereof, shares of Parent's Common Stock shall be valued for purposes of the Earn- Out Payments at Four Dollars ($4) per share and the number of shares to be delivered shall be determined by dividing the amount of each of the Earn-Out Payments allocable to shares of the Parent's Common Stock for the applicable twelve (12) month period by Four Dollars ($4).

     All Earn-Out Payments shall be apportioned between the Shareholders in accordance with the percentages set forth in Exhibit O hereto.

D.       Continued Employment.

               1. The Purchaser shall have no obligation to make any Earn-Out Payments to any Shareholder if at the end of the period with respect to which any such Earn-Out Payments are due and payable, the employment of such Shareholder by the Company, the Purchaser or any of its subsidiaries or affiliated companies has been terminated as follows:

                  a. By reason of the material  breach by such  Shareholder of any of such Shareholder's obligations or performance as an employee of the Company; or

                    b.  By  reason  of  such  Shareholder   being  convicted  of
               committing:

                      *  A felony; or

                      *  Any crime or offense involving moral turpitude; or

                    c. By reason of an act of dishonesty by such Shareholder; or

                    d. By reason of any breach of fiduciary duty by such Shareholder involving personal profit; or

                    e. By reason of insobriety by such  Shareholder  at the work place; or

                    f. By reason of such Shareholder's failure to provide required proof of legal right to work in the United States; or

                    g. By reason of such Shareholder's resignation.

          2. The termination of the Shareholder's employment for the following reasons shall not affect the Purchaser's obligations to make Earn-Out Payments to the Shareholder (or the Shareholder's estate, as applicable) hereunder:

                    a. The death of such Shareholder;

                    b. The incapacity of such Shareholder; or

                    c. The termination of such  Shareholder's  employment by the
               Company without cause.

     E. Computation of Total Revenue and Net Income from Operations; Certain Adjustments. The Purchaser shall, within ninety (90) days after the end of the twelve month periods ending November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000 and November 30, 2001, respectively, compute the amount of the Total Revenue and Net Income From Operations of the Company for such periods. The amounts so computed shall be the Total Revenue and Net Income From Operations for purposes of determining the amount, if any, of Earn-Out Payments due and payable. For purposes of this Agreement:

          1. "Total Revenue" shall mean all revenues, calculated on an accrual basis under generally accepted accounting principles ("GAAP"), consistent with Purchaser's accounting practices, generated by or on behalf of the Company during the applicable period; including but not limited to, all technical fees from ancillary services, all amounts paid by third parties for contractual liabilities, and all consultant, teaching, and expert witness fees; minus any adjustments for uncollectible accounts, Medicare, Medicaid, and other payor contractual adjustments, discounts, workers' compensation adjustments, reasonable professional courtesies, and other reductions in collectible revenue that result from activities that do not result in collectible charges.

          2. "Net Income From Operations" shall mean Total Revenue, less costs and expenses directly attributable to the operation of the Company (or in the event that all or substantially all the assets and business of the Company shall have been transferred to another entity or entities, the allocable portion of the Net Income From Operations of such other entity or entities) accrued on the books of Purchaser for the applicable period as determined in accordance with GAAP consistent with Purchaser's accounting practices; including but not limited to, costs of occupancy (e.g. rent, telephone, HVAC, insurance, property taxes, etc.), wages and benefits paid or accrued for employees or independent contractors, supplies, equipment, a reasonable allowance for depreciation and amortization, and other such expenses and accruals for the operation of the Company; but not including the Purchaser's income taxes or fees, expenses paid to the Purchaser's officers and directors, nor any amounts paid pursuant to the terms of the Convertible Subordinated Promissory Notes referenced in Section I.B.2. The Earn-Out Payments if and when paid are included in goodwill and are likewise not included in the calculation of Net Income From
     Operations.Notwithstanding the determination of Total Revenue and Net Income From Operations for any applicable period by the Purchaser, the Shareholders shall have the right to receive the information upon which such determination was made, and shall, in the event of a dispute as to the amount or method of calculation of such Total Revenue and Net Income From Operations have the right to review all work papers relating to the determination of Total Revenue and Net Income From Operations.

     F. Adjustments to Earn-Out Stock. The numbers of shares of Parent's Common Stock and the price per share set forth in this Agreement shall be appropriately adjusted for any stock split, stock dividend, reverse stock split or other similar event affecting the Parent's Common Stock. Fractional shares shall be rounded to the nearest whole share.

     In the event of the consolidation or merger of the Parent with or into another person (other than a consolidation or merger in which the Parent is the continuing corporation and which does not result in any change in the Parent's Common Stock), the Parent shall have the option to pay the Shareholder at such time as a payment is due pursuant to Section I.C hereof and Exhibit B, in lieu of the Parent's Common Stock provided for in such Section and such Exhibit, the consideration (in stock or cash or other consideration) per share payable to the other holders of Parent's Common Stock in connection with such transaction, multiplied by the number of shares of the Parent's Common Stock deliverable to the Shareholder as provided for in Section I.C hereof and Exhibit B.

                                   SECTION II.

                   REPRESENTATIONS, WARRANTIES, COVENANTS AND
                 AGREEMENTS OF THE COMPANY AND THE SHAREHOLDERS

     The Company and the Shareholders, jointly and severally, hereby represent and warrant to, and covenant and agree with, the Purchaser, as of the date hereof and as of the date of the Closing, that:

     A. Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Arizona and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged. The Company is in good standing in each other jurisdiction where it is presently conducting business wherein the failure so to qualify would have an adverse effect on the businesses or properties of the Company. Except as set forth in Exhibit C, the Company does not have any subsidiaries or own any capital stock or other proprietary interest, directly or indirectly, in any other corporation, association, trust, partnership, joint venture or other entity nor have any agreement with any person, firm or corporation to acquire any such capital stock or other proprietary interest. The Company has full power, authority and legal right and all necessary approvals, permits, licenses and authorizations to own its properties and to conduct its businesses and to enter into and consummate the transactions contemplated under this Agreement. The copies of the certificate of incorporation and bylaws of the Company which have been delivered to the Purchaser are complete and correct.

     B. Authority. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and agreements hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     C. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or bylaws of the Company or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Company is a party or by which the Company or any of the assets of the Company is bound. No consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for required consents, if any, to assignment of permits, certificates, contracts, leases and other agreements as set forth in Exhibit D.

     D. Capitalization. The authorized capital stock of the Company consists of One Million (1,000,000) shares of Common Stock and Five Hundred Thousand (500,000) shares of Preferred Stock, of which Ninety Thousand (90,000) shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable and are owned beneficially and of record by the Shareholders. There are no outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements to which the Company or any Shareholder is bound relating to the issuance, sale or redemption of shares of Common Stock or other securities of the Company and no persons other than the Shareholders have any interest in the Shares. No shares of capital stock or other securities of the Company are reserved for any purpose.

     E. Financial Statements; No Undisclosed Liabilities. The Company and the Shareholders have delivered to the Purchaser the Company's balance sheets as at November 30, 1996, August 31, 1996, December 31, 1995, December 31, 1994,
December 31, 1993, and December 31, 1992, and the related statements of income for the periods then ended, which financial statements (hereinafter referred to as the "Financial Statements") have been prepared by the Company. The Financial Statements are true and correct in all material respects. The Financial Statements fully and fairly present the financial condition of the Company as at the dates thereof and the results of the operations of the Company for the periods indicated. The balance sheets contained in the Financial Statements fairly reflect all liabilities of the Company of the types normally reflected in balance sheets as at the dates thereof and except to the extent set forth in or provided in the balance sheet of the Company as of November 30, 1996 included in the Financial Statements (the "November 30, 1996 Balance Sheet") or as identified in Exhibit E, and except for current liabilities incurred in the ordinary course of business consistent with past practices (and not materially different in type or amount), the Company has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, whether properly reflected under generally accepted accounting principles as a liability or a charge or reserve against an asset or equity account, and whether the amount thereof is readily ascertainable or not. The Shareholders are not aware of any material omissions in the Financial
Statements. The Financial Statements can be audited by the Purchaser's independent certified public accountants and may be presented in conformity with the accounting rules of Regulation S-X under the Securities Act (as hereinafter defined). A true and correct copy of the Financial Statements is attached hereto as Exhibit E.

     F. Absence of Certain Changes. Subsequent to September 20, 1996, there has not been any:

          1. Adverse or prospective adverse change in the condition of the Company, financial or otherwise, or in the results of the operations of the Company;

          2. Damage or destruction (whether or not insured) affecting the properties or business operations of the Company;

          3. Labor dispute or threatened labor dispute involving the employees of the Company or any resignations or threatened resignations of physical therapists, or notice that any physical therapists intend to take leaves of absence, with or without pay;

          4. Actual or threatened disputes pertaining to the Company with any major accounts or referral sources of the Company, or actual or threatened loss of business from any of the major accounts or referral sources of the Company;

          5. Changes in the methods or procedures for billing or collection of customer accounts or recording of customer accounts receivable or reserves for doubtful accounts with respect to the Company; or

          6. Other event or condition of any character, known to the Company or the Shareholders or which in the exercise of reasonable diligence should be known to the Company or the Shareholders, not disclosed in this Agreement pertaining to and materially adversely affecting the Company or the Business.

     G. No Dividends, etc. Except as disclosed in Exhibit F, subsequent to September 20, 1996, the Company has not declared or paid any dividend or made any other distribution in respect of the Common Stock, or, directly or indirectly, purchased, redeemed or otherwise acquired or disposed of any shares of the Common Stock.

     H. No Additional Loans, etc. Except as disclosed in Exhibit F, subsequent to September 20, 1996, the Company:

          1. Has not, except in the ordinary course of business, paid or discharged any outstanding indebtedness.

          2.  Has  paid  all  normal   and   recurring   installments   of  bank
     indebtedness, under leases and contractual obligations, and of other amounts due and payable to any persons.

          3. Has not incurred any bank indebtedness, entered into any leases, loan agreements or contracts, obligations or arrangements for the payment of money or property to any person, or permitted any liens or encumbrances to attach to its assets.

          4. Has not:

               a. Made any loans or advances to any Shareholder or members of any Shareholder's family,

               b. Repaid the principal of or interest on any indebtedness of the Company to any Shareholder or members of any Shareholder's family, or

               c. Forgiven any principal of or interest on any indebtedness of any Shareholder or members of any Shareholder's family to the Company.

     I. Real Property Owned or Leased. A list and description of all real property owned by or leased to or by the Company or in which the Company has any interest is set forth in Exhibit H. Except as set forth in Exhibit H, all such leased real property is held subject to written leases or other agreements which are valid and effective in accordance with their respective terms, and there are no existing defaults or events of default, or events which with notice or lapse of time or both would constitute defaults, thereunder on the part of the Company, except for such defaults, if any, as are not material in character, amount or extent and do not, severally or in the aggregate, materially detract from the value or interfere with the present use of the property subject to such lease or affect the validity, enforceability or assignability of such lease or otherwise materially impair the Business and operations of the Company. Neither the Company nor any of the Shareholders has any knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any other party in the performance of any obligation to be performed or paid by such other party under any lease referred to in Exhibit H. The Company has not received any written or oral notice to the effect that any lease will not be renewed at the termination of the term thereof or that any such lease will be renewed only at a substantially higher rent.

     J. Title to Assets; Condition of Property. The Company has good and valid title to all its properties and assets, real, personal, and mixed, tangible and intangible (in the case of owned real property and the improvements thereon, good and marketable title in fee simple), including, without limitation, the properties and assets reflected in the November 30, 1996 Balance Sheet (except for inventory and other assets sold or retired and accounts receivable collected upon, since the date of the November 30, 1996 Balance Sheet in the ordinary course of business consistent with past practices). The Company leases or owns all properties and assets used in the operations of the Business as currently conducted. All such properties and assets are in good condition and repair, consistent with their respective ages, and have been maintained and serviced in accordance with the normal practices of the Company and as necessary in the normal course of business. None of such properties or assets is subject to any liens, charges, encumbrances or security interests, except as set forth in Exhibit H. None of such properties or assets (or uses to which they are put) fails to conform with any applicable agreement, law, ordinance or regulation in a manner which is likely to be material to the operation of the Business. The Company owns all the properties and assets which have been located at or on any of the leased premises of the Company at any time since September 20, 1996, and none of such properties or assets is owned by the Shareholders, except as set forth in Exhibit H.

     K. Taxes. The Company has filed or caused to be filed on a timely basis all federal, state, local and other tax returns, reports and declarations required to be filed by it and has paid or adequately reserved for all taxes, including, but not limited to, income, excise, franchise, sales, use, property, unemployment, withholding, social security and workers' compensation taxes and estimated income and franchise tax payments, and penalties, fines and interest due and payable with respect to the periods covered by such returns (whether or not reflected on such returns), reports or declarations and all subsequent periods or pursuant to any assessment received by it in connection with such returns, reports or declarations. All returns, reports and declarations filed by or on behalf of the Company are true, complete and correct in all material respects. No deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof, no written inquiries have been received by the Company from any taxing authority with respect to possible claims for taxes or assessments, and there is no basis for any additional claims or assessments for taxes. Since the date of the November 30, 1996 Balance Sheet, the Company has not incurred any tax liability other than in the ordinary course of business. No tax returns of the Company have ever been audited and no written inquiries have been received by the Company from a taxing authority with respect to possible claim for taxes or assessments. The Company has not agreed to the extension of the statute of limitations with respect to any tax return. There are no assessments relating to the Company's tax returns pending or threatened. The Company has delivered to the Purchaser copies of the federal and state income (or franchise) tax returns filed by the Company for the past three years. The Company has never filed a consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to collapsible corporations.

     L. Permits; Compliance with Applicable Law. The Company is not in default under any, and has complied with all, statutes, ordinances, regulations, orders, judgments and decrees of any court or governmental entity or agency, relating to the Company, the Business or the assets and properties of the Company as to which a default or failure to comply might result in any adverse change in the condition, financial or otherwise, assets or properties of the Company or the Business. Neither the Company nor any of the Shareholders has any knowledge of any basis for assertion of any violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing. Neither the Company nor any of the Shareholders has received any notification of any asserted present or past failure to comply with any of the foregoing which has not been satisfactorily responded to in the time period required thereunder.

     M. Permits. Set forth in Exhibit I is a complete and accurate list of all permits, licenses, approvals, franchises, notices and authorizations issued by governmental entities or other regulatory authorities, federal, state or local (collectively the "Permits"), held by the Company. The Permits set forth in
Exhibit I are all the Permits required for the conduct of the Business. All the Permits set forth in Exhibit I are in full force and effect, and the Company has not engaged in any activity which would cause or permit revocation or suspension of any such Permit, and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or threatened. There are no existing defaults or events of default or event or state of facts which with notice or lapse of time or both would constitute a default by the Company under any such Permit. Neither the Company nor any of the Shareholders has any knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Permit set forth in Exhibit I. Except as set forth in Exhibit I, the consummation of the transactions contemplated hereby will in no way affect the continuation, validity or effectiveness of the Permits set forth in Exhibit I or require the consent of any person. Except as set forth in
Exhibit I, the Company is not required to be licensed by, nor is it subject to the regulation of, any governmental or regulatory body by reason of the particular business conducted by the Company.

     N. Environmental.

          1. To the best of the knowledge of the Company and the Shareholders, the Company has duly complied with and the real estate subject to the leases listed on Exhibit H and improvements thereon, and all other real estate leased by the Company, and the improvements thereon (all such owned or leased real estate hereinafter referred to collectively as the "Premises") are in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

          2. To the best of the knowledge of the Company and the Shareholders, the Company has been issued, and will maintain until the date of the Closing, all required federal, state and local permits, licenses, certificates and approvals relating to:

               a. Air emissions,

               b. Discharges to surface water or ground water,

               c. Noise emissions,

               d. Solid or liquid waste disposal,

               e. The use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or

               f. Other environmental, health and safety matters.

          3. The Company has not received any notice of, and neither the Company nor any of the Shareholders knows of any facts which might constitute violations of, any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, which relate to the use, ownership or occupancy of any of the Premises or of any premises formerly owned, leased or occupied by the Company (the "Former Premises"). The Company is not in violation of any rights-of-way or restrictions affecting any of the Premises or any rights appurtenant thereto.

     O. Medicare and Medicaid. The Company has complied with all Medicare and Medicaid laws, rules and regulations, and has filed all returns, cost reports and other filings in the manner prescribed. All returns, cost reports and other filings made by the Company to Medicare, Medicaid or any other governmental health or welfare related entity since the inception of the Company are in all respects true, complete, correct and accurate. No deficiency in any such returns, cost reports and other filings, including deficiencies for late filings, has been asserted or threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid claims, and, to the best knowledge of the Company and the Shareholders, there is no basis for any claims or requests for reimbursement by the Company. The Company has not been subject to any audit relating to fraudulent Medicare procedures or practices.

     P. Licenses. The Company does not produce or distribute any product, or perform any service under a license granted by another entity and has not licensed its rights in any current or planned products, designs or services to any other entities.

     Q. Accounts Receivable. The accounts receivable of the Company are in their entirety valid accounts receivable, arising in the ordinary course of business, and are not subject to any set-off, deduction etc.

     R. Contractual and Other Obligations. Set forth in Exhibit J is a list and brief description of all:

          1. Contracts, agreements, licenses, leases, arrangements (written or oral) and other documents to which the Company is a party or by which the Company or any of the assets of the Company is bound (including, in the case of loan agreements, a description of the amounts of any outstanding borrowings thereunder and the collateral, if any, for such borrowings);

          2. Obligations and liabilities of the Company pursuant to uncompleted orders for the purchase of materials, supplies, equipment and services for the requirements of the Business with respect to which the remaining obligation of the Company is in excess of Two Thousand Five Hundred Dollars ($2,500); and

          3. Material contingent obligations and liabilities of the Company; all of the foregoing being hereinafter referred to as the "Contracts."

     Neither the Company nor any other party is in default in the performance of any covenant or condition under any Contract and no claim of such a default has been made and no event has occurred which with the giving of notice or the lapse of time would constitute a default under any covenant or condition under any Contract. The Company is not a party to any Contract which would terminate or be materially adversely affected by consummation of the transactions contemplated by this Agreement. The Company is not a party to any Contract expected to be performed at a loss. Originals or true, correct and complete copies of all the Contracts have been provided to the Purchaser.

     S. Compensation. Set forth in Exhibit K attached hereto is a list of all agreements between the Company and the employees thereof with regard to compensation, whether individually or collectively, and set forth in Exhibit K is a list of all employees of the Company entitled to receive annual compensation in excess of Twenty Thousand Dollars ($20,000) and their respective positions, job categories and salaries. Except as set forth in Exhibit K, the transactions contemplated by this Agreement will not result in any liability for severance pay to any employee of the Company. The Company has not informed any employee or independent contractor providing services to the Company that such person will receive any increase in compensation or benefits or any ownership interest in the Company or the Business.

     T. Employee Benefit Plans. Except as set forth in Exhibit K attached hereto, the Company does not maintain or sponsor, nor is it required to make contributions to, any pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plan. All pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), in which the employees of the Company participate (such plans and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements, other than any "multi-employer plan" (within the meaning of Section 3(37) of ERISA), being hereinafter referred to as the "Benefit Plans" and any such multi-employer plans being hereinafter referred to as the "Multi-employer Plans") comply in all material respects with all requirements of the Department of Labor and the Internal Revenue Service, and with all other applicable law, and the Company has not taken or failed to take any action with respect to either the Benefit Plans or the Multi-employer Plans which might create any liability on the part of the Company or the Purchaser. Each "fiduciary" (within the meaning of Section 3(21) (A) of ERISA) as to each Benefit Plan and as to each Multi- employer Plan has complied in all material respects with the requirements of ERISA and all other applicable laws in respect of each such Plan. The Company has furnished to the Purchaser copies of all Benefit Plans and Multi-employer Plans and all financial statements, actuarial reports and annual reports and returns filed with the Internal Revenue Service with respect to such Benefit Plans and Multi-employer Plans for a period of three years prior to the date hereof. Such financial statements and actuarial reports and annual reports and returns are true and correct in all material respects, and none of the actuarial assumptions underlying such documents have changed since the respective dates thereof. In addition:

          1. Each Benefit Plan has received a favorable determination letter from the Internal Revenue Service as to its qualification under Section 401(a) of the Code;

          2. No Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) (hereinafter referred to as the "Defined Benefit Plans") or Multi- employer Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code), whether or not waived;

          3. No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Defined Benefit Plan or any Multi-employer Plan;

          4. The Company has not withdrawn (partially or totally within the meaning of ERISA) from any Benefit Plan or any Multi-employer Plan; and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will result in the withdrawal (partially or totally within the meaning of ERISA) from any Benefit Plan or Multi-employer Plan, or in any withdrawal or other liability of any nature to the Company or the Purchaser under any Benefit Plan or Multi- employer Plan;

          5. No "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) has occurred with respect to any Benefit Plan or Multi-employer Plan;

          6. The excess of the aggregate present value of accrued benefits over the aggregate value of the assets of any Defined Benefit Plan (computed both on a termination basis and on an ongoing basis) is not more than $-0-, and the aggregate withdrawal liability of the Company with respect to any Multi-employer Plan, assuming the withdrawal of the Company from said Multi-employer Plan, is not more than $-0-;

          7. No provision of any Benefit Plan or of any agreement, and no act or omission of the Company, in any way limits, impairs, modifies or otherwise affects the right of the Company or the Purchaser unilaterally to amend or terminate any Benefit Plan after the Closing, subject to the requirements of applicable law;

          8. Except as set forth in Exhibit K, there are no contributions which are or hereafter will be required to have been made to trusts in connection with any Benefit Plan that would constitute a "defined contribution plan" (within the meaning of Section 3(34) of ERISA), with respect to services rendered by employees of the Company prior to the date of the Closing;

          9. Other than claims in the ordinary course for benefits with respect to the Benefit Plans or the Multi- employer Plans there are no actions, suits or claims (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto) pending with respect to any Benefit Plan or any Multi-employer Plan, or any circumstances which might give rise to any such action, suit or claim (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto);

          10. All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency have been so filed;

          11. The Company has not incurred any liability to the Pension Benefit Guaranty Corporation (except for required premium payments). No notice of termination has been filed by the plan administrator (pursuant to Section 4041 of ERISA) or issued by the Pension Benefit Guaranty Corporation (pursuant to Section 4042 of ERISA) with respect to any Benefit Plan subject to ERISA. There has been no termination of any Defined Benefit Plan or any related trust by the Company;

          12. No Benefit Plan which is a Defined Benefit Plan subject to Title IV of ERISA has applied for or received a waiver of the minimum funding standards imposed by Section 412 of the Code; and

          13. The Company does not have any obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code. The Company has substantially complied with the notice and continuation requirements of
     Section 4980B of the Code and the regulations thereunder.

The Shareholders hereby agree that they will cause the Company to terminate no Plan (the "Plan"), and will use their best efforts to take any and all steps necessary to effectuate promptly the termination of the Plan, including but not limited to, the filing of all required forms with the Internal Revenue Service and Department of Labor and any notices required to be delivered to employees, and will continue to file any and all information reports, including annual returns, required with respect to the Plan until the completion of the termination of the Plan.

As soon as practicable following the receipt of a favorable determination letter from the Internal Revenue Service with respect to the Plan, the trustees will promptly distribute from the trust all participants' account balances as of the date of distribution and will file all notices required by the Internal Revenue Service and Department of Labor and will close out the trust. Following the Closing, the Purchaser will cooperate and will cause the Company to cooperate in terminating the trusts.

     U. Labor Relations. There have been no violations of any Federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, the Company, or the terms and conditions of employment, wages and hours. The Company is not engaged in any unfair labor practice or other unlawful employment practice and there are no charges of unfair labor practices or other employee-related complaints pending or threatened against the Company before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or any other Federal, state, local or other governmental authority. There is no strike, picketing, slowdown or work stoppage or organizational attempt pending, threatened against or involving the Company. No issue with respect to union representation is pending or threatened with respect to the employees of the Company. No union or collective bargaining unit or other labor organization has ever been certified or recognized by the Company as the representative of any of the employees of the Company.

     V. Increases in Compensation or Benefits. Except as set forth in Exhibit K, subsequent to September 20, 1996, there have been no increases in the compensation payable or to become payable to any of the employees of the Company and there have been no payments or provisions for any awards, bonuses, stock options, loans, profit sharing, pension, retirement or welfare plans or similar or other disbursements or arrangements for or on behalf of such employees (or related parties thereof), in each case, other than:

          1. Pursuant to currently existing plans or arrangements set forth in Exhibit K, or

          2. As was required from time to time by governmental legislation affecting wages; provided, however, that in no event was any such increase in compensation or any such payment or provision made with respect to:

               a. Any Shareholder (or any member of such Shareholder's family), or

               b. Any employees earnings in excess of Fifteen Thousand Dollars ($15,000) per annum.

All bonuses heretofore granted to employees of the Company have been paid in full to such employees. The vacation policy of the Company is set forth in Exhibit K. Except as set forth in Exhibit K, no employee of the Company is entitled to vacation time in excess of Fourteen (14) days during the current calendar year and no employee has any accrued vacation time with respect to any prior period.

     W. Insurance. The Company maintains insurance policies covering its assets and properties and the various occurrences which may arise in connection with the operation of the Business. Such policies are in full force and effect and all premiums due thereon prior to or on the date of the Closing have been paid. The Company has complied in all respects with the provisions of such policies. Such insurance is of comparable amounts and coverage as that which companies engaged in similar businesses maintain in accordance with good business practices.

     X. Conduct of Business. The Company is not restricted from conducting the Business in any location by agreement or court decree.

     Y. Allowances. The Company has no obligation outside of the ordinary course of business to make allowances to any customers with respect to the Business.

     Z. Patents, Trademarks, etc. Set forth in Exhibit L attached hereto is a list and brief description of all of the patents, registered and common law trademarks, service marks, trade names, copyrights, licenses and other similar rights of the Company and application for each of the foregoing. The Company owns all right, title and interest in and to all such proprietary rights. The proprietary rights listed are all such rights necessary to the conduct of the Business as currently conducted; no adverse claims have been made and no dispute has arisen with respect to any of the said proprietary rights; and the operations of the Business and the use by the Company of such proprietary rights do not involve infringement or claimed infringement of any patent, trademark, service mark, trade name, copyright, license or similar right.

     AA. Power of Attorney. The Company has not granted any power of attorney (revocable or irrevocable) to any person, firm or corporation for any purpose whatsoever.

     BB. Accounts Payable, etc. The accounts and notes payable and accrued expenses reflected in the Financial Statements, and the accounts and notes payable and accrued expenses incurred by the Company subsequent to the date of the most recent balance sheet included therein, are in all respects valid claims that arose in the ordinary course of business. Since November 30, 1996, the accounts and notes payable and accrued expenses of the Company have been maintained on a current basis. The aggregate unpaid accounts payable of the Company on the date of the Closing shall not exceed Ten Thousand and .93/100 Dollars ($10,000.93). The Company shall have cash and cash equivalents available on the date of the Closing of at least Twenty thousand six hundred thirty and no/100 Dollars ($20,630.00).

     CC. Foreign Person. None of the Shareholders is a foreign person within the meaning of Section 1445(b)(2) of the Code.

     DD. Bank Accounts. Set forth in Exhibit M attached hereto is a list of all bank accounts maintained in the name of the Company, and a brief description of persons having power to sign on behalf of the Company with respect to each such account.

     EE. Books and Records. The books and records of the Company are in all material respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of the Company set forth in the Financial Statements. All of such books and records, including true and complete copies of all written Contracts, have been made available for inspection by the Purchaser and its representatives.

     FF. Disputes. Except as set forth in Exhibit N, there are no claims, disputes, actions, suits, investigations or proceedings pending or threatened against or affecting the Company or any of the properties or assets of the Company, no such claim, dispute, action, suit, proceeding or investigation has been pending or threatened during the five (5) year period preceding the date of this Agreement and, to the best of the knowledge of the Company and each of the Shareholders, there is no basis for any such claim, dispute, action, suit, investigation or proceeding. Neither the Company nor any of the Shareholders have any knowledge of any default under any such action, suit or proceeding. The Company is not in default in respect of any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other government department, commission, bureau, agency or instrumentality or any arbitrator.

     GG. Location of Business and Assets. Set forth in Exhibit C is each location (specifying state, county and city) where the Company or any subsidiary (specifying which entity):

          1. Has a place of business,

          2. Owns or leases real property, and

          3. Owns or leases any other property, including inventory, equipment and furniture.

     HH. Disclosure. No representation or warranty made under any Section hereof and none of the information furnished by the Company or the Shareholders set forth herein, in the exhibits hereto or in any document delivered by the Company or the Shareholders to the Purchaser, or any authorized representative of the Purchaser, pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                                  SECTION III.

                   REPRESENTATIONS, WARRANTIES, COVENANTS AND
                         AGREEMENTS OF THE SHAREHOLDERS


     The Shareholders, jointly and severally, hereby represent and warrant to, and covenant and agree with the Purchaser, as of the date hereof and as of the date of the Closing, that:

     A. Authority. Each Shareholder is fully able to execute and deliver this Agreement and to perform his covenants and agreements hereunder, and this
Agreement constitutes a valid and legally binding obligation of such Shareholder, enforceable against him in accordance with its terms.

     B. Ownership of Shares, etc. The Shareholders own all of the shares of Common Stock, which shares represent all of the issued and outstanding shares of Common Stock of the Company, free and clear of any lien, encumbrance, charge, security interest or claim whatsoever, and the Shareholders have the right to transfer the Shares to the Purchaser, and upon transfer of the Shares to the Purchaser hereunder, the Purchaser will acquire good and marketable title to the Shares, free and clear of any lien, encumbrance, charge, security interest or claim whatsoever.

     C. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which any Shareholder is a party or by which any Shareholder or any of such Shareholder's assets is bound.

     D. Issuance of Parent's Common Stock. The Shareholders acknowledge that any shares of the Parent's Common Stock issued to them pursuant to Section I.C will be issued and delivered without compliance with the registration requirements of the Securities Act of 1933 (the "Securities Act"). The Shareholders acknowledge that they may be unable to sell such shares of the Parent's Common Stock except:

          1. Pursuant to an effective registration statement covering such shares pursuant to the Securities Act; or

          2. In a bona private placement to a purchaser who shall be subject to the same restrictions of any resale; or

          3. Subject to the restrictions contained in Rule 144 under the Securities Act, and the Shareholders further acknowledge that the Parent is under no obligation to effect a registration of such shares of the Parent's Common Stock under the Securities Act.

     Each Shareholder will be acquiring such shares of the Parent's Common Stock for his own account and not with a view to, or for sale in connection with, the distribution thereof in violation of the Securities Act.

     E. Other Interest. None of the Shareholders have any ownership interests in any business competitive with the Business, other than the Company, and none of the Shareholders perform any employment, consulting or other services, paid or unpaid, for any for-profit or not-for-profit medical rehabilitation enterprise.


                                   SECTION IV.

                   REPRESENTATIONS, WARRANTIES, COVENANTS AND
                           AGREEMENTS OF THE PURCHASER

     The Purchaser hereby represents and warrants to, and covenants and agrees with, the Company and the Shareholders, as of the date hereof and as of the date of the Closing, that:

     A. Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power and authority to purchase the Shares.

     B. Authority. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its covenants and agreements hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     C. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of the Purchaser or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Purchaser is a party or by which the Purchaser or any of its assets is bound.

     D. The Parent's Common Stock. Any shares of the Parent's Common Stock issued to the Shareholders pursuant to the terms of the Notes or pursuant to
Section I.C hereof will be duly authorized, validly issued, fully paid and non-assessable.

                                   SECTION V.

                             CONDUCT OF THE BUSINESS

     The Company and the Shareholders, jointly and severally, hereby covenant and agree with the Purchaser that, except as hereafter consented to in writing by the Purchaser, from and after the date of this Agreement and until the Closing, the Company shall not:

     A. Operation of the Business. Make a purchase, sale or lease in respect of the Business, or introduce any method of management, accounting or operation in respect of the Business, except in a manner consistent with prior practice.

     B. Properties, Plant and Equipment. Fail to maintain, repair, service, preserve, and in any way further encumber, its properties, other than inventory sold or used, accounts receivable collected upon and supplies used, in each case in the ordinary course of business after the date hereof, for which, in the case of inventory and supplies, replacements have been made consistent with prior practice.

     C. No Loans, Advances etc. Make loans or advances or grant pay raises, bonuses or awards, directly or indirectly, to any management personnel, employee, director or shareholder of the Company or any relative of any such person, or entities or persons affiliated with any such management personnel, employee, director or shareholder of the Company.

     D. No Dividends; Distributions; Payment of Certain Indebtedness. Declare or pay any dividend or make any other distribution in respect of its capital stock or, directly or indirectly, purchase, redeem or otherwise acquire or dispose of any shares of its capital stock or, except in the ordinary course of business, pay or discharge any outstanding indebtedness and in any event pay or discharge any outstanding indebtedness of any Shareholder or any Shareholder's relatives or affiliates or of any of the management personnel, employees or directors of the Company.

     E. Preservation of Organization, Employees and Business Relationships. Fail to use its best efforts to:

          1. Preserve the present business organization of the Company intact;

          2. Keep available the services of the present employees of the Company; and

          3. Preserve present relationships with entities or persons having business dealings with the Company.

     F. Books and Records. Fail to maintain the books and records of the Company in accordance with good business practices, on a basis consistent with prior practice.

     G. Compliance with Laws. Fail to use its best efforts to comply in all material respects with all statutes, ordinances, regulations, orders, judgments and decrees of every court or governmental entity or agency applicable to the Company and to the conduct of the Business and perform all of its obligations with respect thereto without default.

     H. Maintenance of Insurance. Fail to maintain and pay all premiums with respect to such policies of insurance as are currently held in the name of the Company.

     I. Contracts. Make any change adverse to the Company in the terms of any Contract or fail to perform any of its obligations with respect thereto without default.

     J. Claims. Waive, cancel, sell or otherwise dispose of for less than the face value thereof any claim or right the Company has against others.

     K. Bonuses, etc. Take any action described in Sections II.S and II.V hereof.

     L. Billings; Accounts Payable. Fail to bill for products sold or services rendered or permit any account payable of the Company to be outstanding for more than 30 days, other than accounts payable being diligently contested in good faith by the Company and as to which the Purchaser shall have consented in writing.

     M. Contracts. Enter into any contract, lease or other commitment, written or oral, other than in the ordinary course of business.

     N. Documents, etc. Fail to furnish to the Purchaser, its counsel, accountants and authorized representatives, such financial, legal and other documents, records and information relating to the Company and the properties of the Company as the Purchaser, its counsel, accountants and its authorized representatives may from time to time reasonably request.

     O. Other Information. Fail to make available to the Purchaser the books of account, records, tax returns, leases, contracts and other documents or agreements material to the Business as the Purchaser, its counsel, accountants and its authorized representatives may from time to time reasonably request.

     P. Cooperation. Fail to cooperate fully with the Purchaser, do all things reasonably necessary to assist the Purchaser and use its reasonable best efforts at its own expense to obtain all consents and approvals necessary for the transfer of the Shares, including the furnishing of all financial and other information reasonably required by the party whose consent or approval is being sought.

                                   SECTION VI.

                              ADDITIONAL COVENANTS

     Each Shareholder covenants and agrees that, from and after the date of this Agreement and until the Closing, he shall not directly or indirectly solicit any proposal to acquire all or any portion of the Business or any of the Shares. Each Shareholder also covenants and agrees that he will not willfully or negligently take or omit to take any action, either before or after the Closing, which could directly or indirectly impair the good will of the Company or the business reputation or good name of the Company and that any and all publicity (whether written or oral) and notices to third parties (other than to governmental bodies) concerning the sale of the Shares and other transactions contemplated by this Agreement shall be subject to the prior written approval of the Purchaser, which approval may be withheld in the sole discretion of the Purchaser.

                                  SECTION VII.

                                     CLOSING

     A. Time and Place of Closing. The closing of the purchase and sale of the Shares as set forth herein (the "Closing") shall be held at the offices of Health Fitness Physical Therapy, Inc., Bloomington, Minnesota, at 9:00 a.m., local time, on December 23, 1996.

     B. Delivery of Shares. Delivery of the Shares shall be made by the Shareholders to the Purchaser at the Closing by delivering one or more certificates in negotiable form representing the Shares, each such certificate to be accompanied by any requisite documentary or stock transfer taxes.

                                  SECTION VIII.

              CONDITIONS TO THE SHAREHOLDERS' OBLIGATIONS TO CLOSE

     The obligation of the Shareholders to sell the Shares and otherwise consummate the transactions contemplated by this Agreement at the Closing is subject to the following conditions precedent, any or all of which may be waived by the Shareholders in their sole discretion, and each of which the Purchaser hereby agrees to use its best efforts to satisfy at or prior to the Closing:

     A. No Litigation. No action, suit or proceeding against the Company, any Shareholder or the Purchaser relating to the consummation of any of the transactions contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

     B. Representations and Warranties. The representations and warranties made by the Purchaser herein shall be correct as of the date of the Closing in all respects with the same force and effect as though such representations and warranties had been made as of the date of the Closing, and on the date of the Closing, the Purchaser shall deliver to the Shareholders a certificate dated the date of the Closing to such effect. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser on or before the date of the Closing shall have been duly complied with and performed in all material respects.

     C. Other Certificates. The Shareholders shall have received such additional certificates, instruments and other documents, in form and substance satisfactory to them and their counsel, as they shall have reasonably requested in connection with the transactions contemplated hereby.

                                   SECTION IX.

                CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE

     The obligation of the Purchaser to purchase the Shares and otherwise consummate the transactions contemplated by this Agreement at the Closing is subject to the following conditions precedent, any or all of which may be waived by the Purchaser in its sole discretion, and each of which the Company and the Shareholders hereby agree to use their best efforts to satisfy at or prior to the Closing:

     A. Opinion of the Company's Counsel. The Purchaser shall have received an opinion of Sarah Ziskin, counsel for the Company and the Shareholders, delivered to the Purchaser pursuant to the instructions of the Company and the Shareholders, dated the date of the Closing, in form and substance satisfactory to the Purchaser and its counsel, Thomas Cutshall, to the effect that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged.

          2. The authorized capital stock of the Company consists of One Million (1,000,000) shares of Common Stock and Five Hundred Thousand (500,000)
     shares of Preferred Stock, of which Ninety Thousand (90,000) shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Capital Stock have been validly issued and are fully paid and non-assessable and are owned by the Shareholders free and clear of any lien, encumbrance, charge, security interest or claim whatsoever.

          3. This Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by each Shareholder and constitutes the valid and legally binding obligation of the Company and each Shareholder, enforceable against the Company and each Shareholder in accordance with its terms.

          4. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of the Company or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or, to the best of the knowledge of such counsel, conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Company or any Shareholder is a party or by which the Company or any Shareholder or any of the assets of the Company or any Shareholder is bound.

          5. To the best of the knowledge of such counsel, there are no claims, disputes, actions, suits or proceedings pending or threatened against the Company or any Shareholder, except as set forth in Exhibit N.

          6. Except as set forth in such opinion and except as set forth in Exhibit N, nothing has come to such counsel's attention which would lead it to believe that the representations, warranties and covenants contained in Sections II and III hereof are other than as stated therein.

The opinion referred to in this Section IX.A may, if in the opinion of counsel for the Company and the Shareholders, it is reasonable to rely thereon, be given in reliance upon opinions of counsel of jurisdictions other than the State of Minnesota.

     B. No Litigation. No action, suit or proceedings against the Company, any Shareholder or the Purchaser relating to the consummation of any of the transactions contemplated by this Agreement nor any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

     C. Representations and Warranties. The representations and warranties made by the Company and the Shareholders herein shall be correct as of the date of the Closing in all respects with the same force and effect as though such representations and warranties had been made as of the date of the Closing, and on the date of the Closing, the Company and the Shareholders shall deliver to the Purchaser a certificate dated the date of the Closing to such effect. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Company and the Shareholders on or before the date of the Closing shall have been duly complied with and performed in all material respects.

     D. Other Certificates. The Company shall have received such other certificates, instruments and other documents, in form and substance satisfactory to the Purchaser and counsel for the Purchaser, as it shall have reasonably requested in connection with the transactions contemplated hereby.

     E. Employment Agreements. The Company and the Shareholders shall have entered into employment agreements (the "Employment Agreements"), in substantially the form of Exhibit G attached hereto. Any current management or employment agreements between any of the Shareholders and the Company shall have been terminated and each of the Shareholders shall have released the Company from any further liabilities thereunder.

     F. Sale of All the Shares. All the Shares shall be sold to the Purchaser at the Closing.

     G. Third Party Consents. The Purchaser shall have received all necessary consents of third parties under the contracts, agreements, leases, insurance policies and other instruments of the Company to the consummation of the transactions contemplated hereby which consents shall not provide for the acceleration of any liabilities or any other detriment to the Purchaser or the Company.

     H. Resignations. The Company shall have delivered to the Purchaser resignations of all the officers and directors of the Company, such resignations to be effective as of the Closing.

                                   SECTION X.

                                 INDEMNIFICATION

     A. Indemnification by the Shareholders; Right of Offset. The Shareholders, jointly and severally, shall indemnify and hold harmless the Purchaser and the Company from and against all losses, claims, assessments, demands, damages, liabilities, obligations, costs and/or expenses, including, without limitation, reasonable fees and disbursements of counsel (hereinafter referred to collectively as "Damages") sustained or incurred by the Purchaser or the
Company:

          1. By reason of the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by, the Company and the Shareholders herein, or arising from any third party claim which, if true, would constitute such a breach or inaccuracy, or

          2. Arising out of the operation and termination of the Plan. In addition to the right of the Purchaser to indemnification hereunder, the Purchaser shall have the right from time to time to set off the amount of any of the Purchaser's Damages against any payments due and payable to the Shareholders pursuant to the provisions of the Notes or as provided for in
     Section I.

     B. Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Shareholders from and against any and all Damages sustained or incurred by the Shareholders by reason of the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by, the Purchaser herein.

     C. Procedure for Indemnification. In the event that any party hereto shall incur any Damages in respect of which indemnity may be sought by such party pursuant to this Section X, the party from whom such indemnity may be sought (the "Indemnifying Party") shall be given written notice thereof by the party seeking such indemnity (the "Indemnified Party"), which notice shall specify the amount and nature of such Damages and include the request of the Indemnified Party for indemnification of such amount. The Indemnifying Party shall within 30 days pay to the Indemnified Party the amount of the Damages so specified.

     D. Subrogation. The Shareholders shall be subrogated to all rights of the Purchaser or the Company with respect to any claim for which the Purchaser or the Company has been indemnified by the Shareholders hereunder; provided, that, the Purchaser shall not be required to make any claim against the Company or any other party in order to pursue any claim against the Shareholders and the Shareholders shall not be entitled to any indemnification or right of contribution from the Company in connection with any claim made hereunder.

                                   SECTION XI.

                            NON-COMPETITION AGREEMENT

     Following the consummation of the transactions contemplated hereby, and in consideration thereof, no Shareholder shall:

     A. Subsequent to the date of the Closing and until Five (5) years after the date of the Closing, engage, directly or indirectly (including such Shareholder's spouse), whether as principal, agent, investor, distributor, representative, stockholder, employee, consultant, volunteer or otherwise, with or without pay, in any activity or business venture which is competitive with the Business, or solicit or entice or endeavor to solicit or entice away from any member of the Company Group any person who was a director, officer, employee, agent or consultant of such member of the Company Group, either on his own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of such member of the Company Group, and each Shareholder agrees not to employ, directly or indirectly, any person who was a director, officer or employee of any member of the Company Group or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the business of any member of the Company Group, or

     B. At any time, take any action or make any statement the effect of which would be, directly or indirectly, to impair the good will of any member of the Company Group or the business reputation or good name of any member of the Company Group, or be otherwise detrimental to the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of any member of the Company Group. Because the remedy at law for any breach of the foregoing provision of this Section XI would be inadequate, the Shareholders hereby consent, in case of any such breach, to the granting by any court of competent jurisdiction of specific enforcement, including, but not limited to pre-judgment injunctive relief, of such provisions, as provided for in Section XIII.F hereof.

Each of the Shareholders and the Purchaser agree that if, in any proceedings, the court of other authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

     For purposes hereof, the "Company Group" shall mean, collectively, the Company and the Company's subsidiaries, affiliates and parent entities operating in the same lines of business.


                                  SECTION XII.

                                OTHER OBLIGATIONS

     A. The Shareholders' Obligations. Neither the Purchaser nor the Company shall have any obligation to pay any fee or other compensation to any person, firm or corporation dealt with by the Company or the Shareholders in connection with this Agreement and the transactions contemplated hereby, and the Shareholders, jointly and severally, hereby agree to indemnify and save the Purchaser and the Company harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

     B. The Purchaser's Obligations. Neither the Company nor any Shareholder shall have any obligation to pay any fee or other compensation to any person, firm or corporation dealt with by the Purchaser in connection with this Agreement and the transactions contemplated hereby, and the Purchaser hereby agrees to indemnify and save the Company and the Shareholders harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

                                  SECTION XIII.

                                  MISCELLANEOUS

     A. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as follows:

          If to the Company:
          THE PREFERRED COMPANIES, INC.
          5010 East Shea Boulevard
          Suite A-220
          Scottsdale, Arizona  85254

          If to the Shareholders:
          E. Jaxene Hillebert, James E. Davis,
               and Gary D. Hooten
          5010 East Shea Boulevard
          Suite A-220
          Scottsdale, Arizona  85254

          With a copy to:
          Sarah Ziskin
          O'Connor Cavanagh
          One East Camelback Road
          Suite 1100
          Phoenix, Arizona  85012

          If to the Purchaser:

          Health Fitness Rehab, Inc.
          3500 West 80th Street
          Suite 130
          Bloomington, Minnesota  55431
          Attention:  Thomas H. Coplin

          With a copy to:

          Kovalchuk and Cutshall, P.A.
          412 Union Plaza
          333 Washington Avenue North
          Minneapolis, Minnesota  55401
          Attention:  Thomas C. Cutshall, Esq.

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, and two business days after the date of mailing, if mailed.

     B. Survival of Representations. Each representation, warranty, covenant and agreement of the parties hereto herein contained shall survive closing, notwithstanding any investigation at any time made by or on behalf of any party hereto.

     C. Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

     D. Further Assurances. Each of the parties hereto shall use such party's best efforts to take such actions as may be necessary or reasonably requested by the other parties hereto to carry out and consummate the transactions contemplated by this Agreement.

     E. Expenses. Each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Company shall not bear any of such expenses.

     F. Injunctive Relief. Notwithstanding the provisions of Section XIII.G hereof, in the event of a breach or threatened breach by any Shareholder of the provisions of Section XI of this Agreement, the Shareholders hereby consent and agree that the Purchaser shall be entitled to an injunction or similar equitable relief restraining such Shareholder from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by such Shareholder under any such provision, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the Federal courts for the State of Minnesota and the Minnesota state courts for any proceedings under this Section XIII.F. The parties hereto agree that the availability of arbitration in Section XIII.G hereof shall not be used by any party as grounds for the dismissal of any injunctive actions instituted by the Purchaser pursuant to this Section XIII.F. Nothing herein shall be construed as prohibiting the Purchaser from pursuing any other remedies at law or in equity which it may have.

     G. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall, except as provided in Section XIII.F hereof, be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the Minneapolis/St. Paul area. Notwithstanding the provisions of Section XIII.E hereof, the arbitration award shall include attorneys' fees and costs (to the extent provided in such rules) to the prevailing party.

     H. Invalidity. Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as modified by the arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

     I. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and the Purchaser, respectively, and the legal representatives and heirs of each Shareholder.

     J. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota exclusive of the rules relating to the conflict of laws.

     K. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                              THE PREFERRRED COMPANIES, INC.


                              By /s/ James E. Davis
                                 James E. Davis, President

                              /s/ Jaxene Hillebert
                              Jaxene Hillebert

                              /s/ James E. Davis
                              James E. Davis

                              /s/ Gary D. Hooten
                              Gary D. Hooten

                              HEALTH FITNESS REHAB, INC.


                              By /s/ Thomas H. Coplin
                                 Thomas H. Coplin, President

                           SCHEDULES AND ATTACHMENTS


     The following schedules and attachments to the Agreement of Purchase and Sale have been omitted in reliance upon Regulation S-B, Item 601(b)(2). The Registrant undertakes to provide any of these omitted schedules or attachments upon request.


                                    EXHIBIT A

Convertible Subordinated Promissory Note


                                    EXHIBIT B

Earn-Out Payments


                                    EXHIBIT C

List of addresses


                                    EXHIBIT D

Assignments:
     Attached as Facility Lease Transfer


                                    EXHIBIT E

Financial Statements:
     Attached as November 30, 1996 Balance Sheet and Income Statement


                                    EXHIBIT F

Disclosure of financial changes:
     Attached as Line of Credit


                                    EXHIBIT G

Employment Agreements, attached for:
     James E. Davis, E. Jaxene Hillebert, Gary D. Hooten


                                    EXHIBIT H

A list and description of all real property owned by or leased to or by the Company

                                    EXHIBIT I

A complete and accurate list of all permits, licenses, approvals, franchises, notices and authorizations issued by governmental entities or other regulatory authorities, federal, state or local:

       None disclosed

                                   EXHIBIT J

A list and brief description of all contracts, obligations and material contingent obligations, attached as:

       Leased Equipment
       Contracted Carriers and Managed Care Organizations
       Contracted Clients
       Sample Provider Agreement
       Provider Listing


                                    EXHIBIT K

A list of all existing agreements between the Company and its employees:

       None disclosed

A list of all employees of the Company earning in excess of $20,000, including salaries, positions and job categories:

        Attached as Employee Census

The vacation policy of the Company:

        Attached as PTO & Holidays

A list of all Company Employee Benefit Plans:

        Attached as TPC Plans Currently In Force


                                    EXHIBIT L

A list of patents, trademarks etc.:

        None disclosed


                                    EXHIBIT M

Bank account information


                                    EXHIBIT N

Disputes:

        None disclosed


                                    EXHIBIT O

List of Shareholders and Shares